                                                                Exhibit 99(J)


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 20, 2001 relating to the financial statements and financial highlights, which appears in the May 31, 2001 Annual Report to Shareholders of Prudential Natural Resources Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP



New York, New York
July 30, 2001